EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-8, previously filed by NB&T Financial Group, Inc. on March 23, 1995, of our report dated February 6, 2004 on our audit of the consolidated financial statements of NB&T Financial Group, Inc., as of December 31, 2003 and 2002 and for the year then ended which report and financial statements are contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and 2002.

/s/ BKD, LLP

BKD, LLP

Cincinnati, Ohio

March 16, 2004

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